Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On February 16, 2025, Shift4 Payments, Inc. (“Shift4”), entered into a Transaction Agreement (the “Transaction Agreement”) with Global Blue Group Holding AG (“Global Blue”). Pursuant to the Transaction Agreement, Shift4 has formed a new wholly-owned Swiss limited liability company, GT Holding 1 GmbH (the “Merger Sub”), to consummate the merger with Global Blue (the “Merger”). Following the issuance of a tender offer to acquire all of the ordinary and preferred shares of Global Blue and completion of buying these ordinary and preferred shares in Global Blue by the Merger Sub, Merger Sub and Global Blue will consummate a statutory squeeze-out merger pursuant to which Global Blue will be merged with and into Merger Sub and Merger Sub will continue as the surviving entity. The Current Report on Form 8-K filed by Shift4 with the SEC on February 18, 2025, sets forth certain additional information regarding the Merger.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in May 2020, which is herein referred to as “Article 11.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“transaction accounting adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“management’s adjustments”). Shift4 has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the following unaudited pro forma condensed combined financial information. Therefore, the unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the Merger.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the unaudited condensed consolidated balance sheet of Shift4 as of March 31, 2025 with the unaudited consolidated statement of financial position of Global Blue as of December 31, 2024, giving effect to the Merger and the financing transactions as described in the section entitled “The Financing Transactions” as if they had been consummated on March 31, 2025.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 combines the unaudited condensed consolidated statement of operations of Shift4 for the three months ended March 31, 2025 with the unaudited consolidated income statement of Global Blue for the three months ended December 31, 2024, giving effect to the Merger and the financing transactions as if they had been consummated on January 1, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the audited consolidated statement of operations of Shift4 for the year ended December 31, 2024 with the unaudited consolidated income statement of Global Blue for the twelve months ended December 31, 2024, giving effect to the Merger and the financing transactions as if they had been consummated on January 1, 2024. The unaudited consolidated income statement of Global Blue for the twelve months ended December 31, 2024 was derived from (i) the historical unaudited consolidated income statement of Global Blue for the nine months ended December 31, 2024; plus (ii) the historical audited income statement of Global Blue for the year ended March 31, 2024; less (iii) the historical unaudited consolidated income statement of Global Blue for the nine months ended December 31, 2023.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•

The historical audited consolidated financial statements of Shift4 as of and for the year ended December 31, 2024; included in Shift4’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the securities and exchange commission (the “SEC”) on February 19, 2025;

•

The historical unaudited condensed consolidated financial statements of Shift4 as of and for the three months ended March 31, 2025; included in Shift4’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on April 29, 2025;

•

The historical unaudited condensed consolidated interim financial statements of Global Blue as of and for the three and nine months ended December 31, 2023 and 2024, included as Exhibit 99.2 to Shift4’s Current Report on Form 8-K with the SEC on April 30, 2025; and

•

The historical audited consolidated financial statements of Global Blue as of and for the year ended March 31, 2024, included as Exhibit 99.1 to Shift4’s Current Report on Form 8-K filed with the SEC on April 30, 2025;

The historical consolidated financial statements of Global Blue have been prepared in accordance with IFRS Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and in their presentation and reporting currency of Euros (“EUR”). The historical consolidated financial statements of Shift4 have been prepared in accordance with U.S. GAAP and in their presentation and reporting currency of U.S. dollars (“USD”).

The Financing Transactions

Bridge Facilities

On February 16, 2025, in connection with the Transaction Agreement, Shift4 Payments, LLC, wholly owned subsidiary of Shift4 (“Shift4 LLC”), entered into a commitment letter with Goldman Sachs Bank USA (“GS Bank”), pursuant to which GS Bank has committed to (i) provide Shift4 LLC with 364-day bridge loan facilities in an aggregate principal amount of $1,795 million (the “Facilities”), consisting of (x) a senior secured 364-day bridge loan facility in an aggregate principal amount of $1.0 billion (the “Senior Secured Bridge Facility”) and (y) a senior unsecured 364-day bridge loan facility in an aggregate principal amount of $795.0 million (the “Senior Unsecured Bridge Facility”), and (ii) to backstop an amendment to, or replacement of, Shift4 LLC’s existing $450.0 million senior secured revolving credit facility (the “Backstop Revolving Facility” and, together with the Facilities, collectively, the “Bridge Facilities”). The Bridge Facilities are available together with cash on hand to finance the consideration payable by Shift4 to consummate the Merger with Global Blue, refinance certain indebtedness of Global Blue, and to pay costs, fees and expenses in connection with the Facilities and the Merger. The consummation of the Merger is not subject to any financing condition. The Company does not intend to leverage the Bridge Facilities to consummate the Merger and expects to instead utilize cash proceeds from the Proposed Permanent Debt Financing defined below. Therefore, other than nonrecurring fees associated with the Bridge Facilities, the Bridge Facilities are not reflected within the unaudited pro forma condensed combined financial information herein.

Mandatory Convertible Preferred Stock

Shift4 is proposing to issue $750.0 million Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share (“Mandatory Convertible Preferred Stock”) of Shift4 via an underwritten public offering (the “Mandatory Offering”). In addition, Shift4 expects to grant to the underwriters a 30-day option to purchase up to an additional 15% of shares of Mandatory Convertible Preferred Stock at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments.

Proposed Permanent Debt Financing

Shift4 and/or Shift4 LLC intend to obtain certain permanent debt financing, both secured and unsecured, of up to $1,735.0 million (the “Proposed Permanent Debt Financing”) in order to finance a part of the cash consideration payable by Shift4 to consummate the Merger with Global Blue in lieu of leveraging the Bridge Facilities.

Accounting for the Merger

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP. Shift4 has been treated as the acquirer for accounting purposes and will account for the Merger as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Global Blue’s tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at fair value at the date of completion of the Merger with the excess of the purchase consideration over the fair value of Global Blue’s net assets being recorded as goodwill. The assets and liabilities of Global Blue have been measured based on various preliminary estimates using assumptions that Shift4’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. There may be differences between these preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and the final purchase accounting which could have a material impact on the combined company’s future results of operations and financial position.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Merger.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical consolidated financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Merger and the financing transactions, which are discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Global Blue by Shift4. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Therefore, the unaudited pro forma condensed combined financial information is presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Merger been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

In addition, for purposes of the unaudited pro forma condensed combined financial information, certain amounts within the applicable historical consolidated financial statements of Global Blue have been reclassified to align to the financial statement presentation of Shift4, translated into U.S. dollars. The applicable historical consolidated financial statements of Global Blue are prepared in accordance with IFRS. Shift4 has performed a preliminary analysis and has not identified any material differences between IFRS and U.S. GAAP for the purposes of presenting the unaudited pro forma condensed combined financial information. A more comprehensive comparison and assessment including review of the accounting policies of Global Blue will occur, which may result in additional differences identified. Additionally, Shift4 has included certain reclassifications for consistency in the financial statement presentation.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any management adjustments, including integration activities or cost savings or synergies that may be achieved because of the Merger.

Global Blue and Shift4 have not had any material relationships prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Other Developments

On March 12, 2025, Jared Isaacman, the Founder, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Shift4 submitted an Ethics Agreement to the Designated Agency Ethics Official at the National Aeronautics and Space Administration (“NASA”) in connection with Mr. Isaacman’s nomination as administrator of NASA by President Trump (the “NASA Appointment”). In connection with the NASA Appointment, on April 29, 2025 Shift4 entered into an agreement (the “Restructuring Transaction Agreement”) with Mr. Isaacman and his holding companies (“Rook”) to simplify its organizational and capital structure, including, among other things, collapsing Shift4’s current “Up-C” structure (the “Up-C Collapse”) via a taxable exchange, for which Mr. Isaacman is responsible for his own tax liabilities that will be substantial, and the assignment and waiver of the TRA (collectively, the “Restructuring Transactions”). The Restructuring Transactions will provide significant benefits to Shift4, including being relieved of an estimated $542,000,000 of future Tax Receivable Agreement (the “TRA”) payments this and the other benefits to the Company arising from the Restructuring Transactions (the “Company Benefits”). The board of directors of Shift4 delegated authority to a special committee, who engaged an independent financial advisor and independent Delaware counsel, to negotiate and approve the consideration that both parties are receiving in connection with the Restructuring Transactions. Pursuant to the Restructuring Transaction Agreement, it is expected that, among other things, the following transactions will occur concurrently with Mr. Isaacman’s confirmation and appointment as administrator of NASA: (i) Rook will effect a redemption and exchange of all its of LLC Interests on a one-for-one basis for Class A common stock and cancel the corresponding shares of Class B common stock, (ii) Rook will convert all of its shares of Class C common stock on a one-for-one basis for shares of Class A common stock, and (iii) Rook will assign all of its rights and benefits under the TRA to Shift4, and each of Rook and Shift4 will waive any rights they may have to any tax benefit payments. The Restructuring Transactions are subject to several conditions, including the ratification and confirmation by the U.S. Senate of Mr. Isaacman’s appointment as administrator of NASA. Pursuant to the Restructuring Transaction Agreement, in consideration for the Company Benefits, including those described above, Mr. Isaacman, via Rook, is expected to receive approximately $198,000,000 in value, which consists of (i) a cash payment of previously accrued but not paid tax distributions in the amount of $80,000,000 and (ii) $118,000,000 of shares of our Mandatory Convertible Preferred Stock in a concurrent private placement, at the public offering price of the Mandatory Offering.

The unaudited pro forma condensed combined financial information does not present any adjustments related to the aforementioned Restructuring Transactions as the Restructuring Transactions are conditioned upon confirmation by the U.S. Senate which the timing and resolution thereof is uncertain as of the date of this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2025

	As of March 31, 2025	As of December 31, 2024	As of March 31, 2025
(in millions)	Shift4 Payments Historical	Global Blue Historical Adjusted for Reclassifications	Transaction Financing Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
		Note 2	Note 4		Note 4
Assets
Current assets
Cash and cash equivalents	$1,167.3	$126.1	$1,716.5	(C)	$(2,650.7)	(A)	$1,047.2
			731.2	(D)	(31.0)	(B)
			(12.2)	(E)
Settlement assets	289.0	31.7					320.7
Accounts receivable, net	330.6	267.0					597.6
Collateral held by the card networks	—	3.7					3.7
Prepaid expenses and other current assets	57.2	44.0					101.2

Total current assets	1,844.1	472.5	2,435.5		(2,681.7)		2,070.4

Noncurrent assets
Equipment for lease, net	176.9	—					176.9
Property, plant and equipment, net	24.0	9.9					33.9
Right-of-use assets	35.2	30.9					66.1
Collateral held by the card networks	38.8	—					38.8
Goodwill	1,472.2	532.5			(532.5)	(A)	2,963.4
					1,491.2	(A)
Residual commission buyouts, net	135.9	—					135.9
Capitalized customer acquisition costs, net	66.9	4.9			(4.9)	(A)	66.9
Other intangible assets, net	767.3	103.9			(103.9)	(A)	2,133.5
					1,366.2	(A)
Deferred tax assets	396.3	30.6	2.4	(G)			428.6
			(0.7)	(H)
Other noncurrent assets	46.1	15.7					61.8

Total assets	$5,003.7	$1,200.9	$2,437.2		$(465.6)		$8,176.2

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of debt	$687.8	$0.9			$(0.9)	(A)	$687.8
Settlement liabilities	281.9	20.5					302.4
Accounts payable	263.0	330.5					593.5
Accrued expenses and other current liabilities	100.6	93.7			(3.4)	(A)	190.9
Current portion of TRA liability	1.1	—					1.1
Deferred revenue	11.0	—					11.0
Current lease liabilities	10.9	10.7					21.6

Total current liabilities	1,356.3	456.3	—		(4.3)		1,808.3

Noncurrent liabilities
Long-term debt	2,155.7	549.7	1,716.5	(C)	(549.7)	(A)	3,872.2
Noncurrent portion of TRA liability	361.4	—					361.4

Deferred tax liabilities	44.4	12.1			251.5	(A)	308.0
Noncurrent lease liabilities	27.6	19.6					47.2
Other noncurrent liabilities	42.3	17.6					59.9

Total liabilities	3,987.7	1,055.3	1,716.5		(302.5)		6,457.0

Commitments and contingencies
Stockholders’ equity
Global Blue preferred stock	—	0.3			(0.3)	(A)	—
Shift4 series A preferred stock	—	—	731.2	(D)			731.2
Global Blue common stock	—	2.1			(2.1)	(A)	—
Shift 4 class A common stock	—	—					—
Shift 4 class A common stock	—	—					—
Shift4 class C common stock	—	—					—
Additional paid-in capital	1,067.4	971.2	(162.8)	(F)	(971.2)	(A)	904.1
			(0.5)	(H)
Accumulated other comprehensive loss	(2.6)	(16.3)			16.3	(A)	(2.6)
Retained deficit	(259.6)	(825.2)	(12.2)	(E)	825.2	(A)	(290.8)
			2.7	(F)	(31.0)	(B)
			2.4	(G)	6.9	(F)

Total stockholders’ equity attributable to Shift4 Payments, Inc.	805.2	132.1	560.8		(156.2)		1,341.9
Noncontrolling interests	210.8	13.5	160.1	(F)	(6.9)	(F)	377.3
			(0.2)	(H)

Total stockholders’ equity	1,016.0	145.6	720.7		(163.1)		1,719.2

Total liabilities and stockholders’ equity	$5,003.7	$1,200.9	$2,437.2		$(465.6)		$8,176.2

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2025

	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024	Three Months Ended March 31, 2025
(in millions except share and per share amounts)	Shift4 Payments Historical	Global Blue Historical Adjusted for Reclassifications	Transaction Financing Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
		Note 2	Note 5		Note 5
Gross revenue	$848.3	$140.2					$988.5
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(591.3)	(31.6)			8.8	(AA)	(625.0)
					(10.9)	(AA)
General and administrative expenses	(154.0)	(66.2)			(0.7)	(EE)	(220.9)
Revaluation of contingent liabilities	3.7	—					3.7
Depreciation and amortization expense	(56.0)	(2.4)			1.1	(AA)	(81.1)
					(23.8)	(AA)
Professional expenses	(18.6)	(3.6)					(22.2)
Advertising and marketing expenses	(6.7)	(1.0)					(7.7)

Income from operations	25.4	35.4	—		(25.5)		35.3

Interest income	12.4	2.5					14.9
Other income (expense), net	(1.2)	—					(1.2)
Gain on investments in securities	0.3	—					0.3
Change in TRA liability	3.0	—					3.0
Gain from debt modifications	—	28.7			(28.7)	(DD)	—
Interest expense	(28.5)	(17.3)	(29.4)	(CC)	17.3	(DD)	(57.9)

Income (loss) before income taxes	11.4	49.3	(29.4)		(36.9)		(5.6)
Income tax benefit (expense)	8.1	(13.1)	5.8	(II)	7.3	(II)	8.1

Net income (loss)	19.5	36.2	(23.6)		(29.6)		2.5
Less: Net (income) loss attributable to noncontrolling interests	(2.8)	(2.3)	6.5	(GG)	(1.0)	(GG)	0.4

Net income (loss) attributable to Shift4 and Global Blue	16.7	33.9	(17.1)		(30.6)		2.9

Less: Preferred stock dividend	—	—	(11.3)	(JJ)			(11.3)

Net income (loss) attributable to common stockholders	$16.7	$33.9	$(28.4)		$(30.6)		$(8.4)

Basic net income per share
Class A net income per share - basic	$0.24						$(0.12)

Class A weighted average common stock outstanding – basic	67,700,208						67,700,208

Class C net income per share – basic	$0.24						$(0.12)

Class C weighted average common stock outstanding – basic	1,452,252						1,452,252

Diluted net income per share
Class A net income per share - diluted	$0.20						$(0.12)

Class A weighted average common stock outstanding – diluted	90,703,736						87,501,236

Class C net income per share - diluted	$0.20						$(0.12)

Class C weighted average common stock outstanding – diluted	1,452,252						1,452,252

Basic earnings per ordinary share		$0.0001

Diluted earnings per ordinary share		$0.0001

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(in millions except share and per share amounts)	Shift4 Payments Historical	Global Blue Historical Adjusted for Reclassifications	Transaction Financing Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
		Note 2	Note 5		Note 5
Gross revenue	$3,330.6	$526.2					$3,856.8
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(2,357.5)	(109.9)			33.2	(AA)	(2,477.7)
					(43.5)	(AA)
General and administrative expenses	(459.5)	(264.0)			(31.0)	(BB)	(767.4)
					(2.9)	(EE)
					(10.0)	(HH)
Revaluation of contingent liabilities	(4.0)	—					(4.0)
Depreciation and amortization expense (a)	(199.5)	(8.4)			3.5	(AA)	(299.6)
					(95.2)	(AA)
Professional expenses	(41.4)	(14.5)					(55.9)
Advertising and marketing expenses	(21.7)	(4.8)					(26.5)

Income from operations	247.0	124.6	—		(145.9)		225.7

Interest income	33.7	6.6					40.3
Other income (expense), net	1.8	—					1.8
Gain on investments in securities	66.7	—					66.7
Change in TRA liability	(289.0)	—					(289.0)
Gain from debt modifications	—	60.5			(60.5)	(DD)	—
Interest expense	(61.8)	(68.6)	(117.5)	(CC)	68.6	(DD)	(191.5)
			(12.2)	(FF)

Income (loss) before income taxes	(1.6)	123.1	(129.7)		(137.8)		(146.0)
Income tax benefit (expense)	296.1	(43.6)	25.7	(II)	22.1	(II)	300.3

Net income (loss)	294.5	79.5	(104.0)		(115.7)		154.3
Less: Net (income) loss attributable to noncontrolling interests	(64.9)	(9.4)	32.0	(GG)	11.4	(GG)	(30.9)

Net income (loss) attributable to Shift4 and Global Blue	229.6	70.1	(72.0)		(104.3)		123.4

Less: Preferred stock dividend	—	—	(45.0)	(JJ)			(45.0)

Net income (loss) attributable to common stockholders	$229.6	$70.1	$(117.0)		$(104.3)		$78.4

Basic net income per share
Class A net income per share - basic	$3.36						$1.12

Class A weighted average common stock outstanding – basic	66,009,448						66,051,722

Class C net income per share - basic	$3.36						$1.12

Class C weighted average common stock outstanding – basic	1,668,826						1,668,826

Diluted net income per share
Class A net income per share - diluted	$3.03						$1.03

Class A weighted average common stock outstanding – diluted	89,854,352						89,896,626

Class C net income per share - diluted	$3.03						$1.03

Class C weighted average common stock outstanding – diluted	1,668,826						1,668,826

Basic earnings per ordinary share		$0.0003

Diluted earnings per ordinary share		$0.0003

Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Merger and the financing transactions had been consummated on March 31, 2025, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the Merger and the financing transactions had been consummated on January 1, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The historical consolidated financial statements of Global Blue have been prepared in accordance with IFRS as issued by IASB and in their presentation and reporting currency of EUR. The historical consolidated financial statements of Shift4 has been prepared in accordance with U.S. GAAP and in their presentation and reporting currency of USD. For purposes of the unaudited pro forma condensed combined financial information, Global Blue’s unaudited consolidated statement of financial position as of December 31, 2024 was translated using the spot rate on December 31, 2024 (1.035038 $/€). Global Blue’s unaudited consolidated income statement for the three months ended December 31, 2024 was translated using the average exchange rate for the three months ended December 31, 2024 (1.066758 $/€). Global Blue’s unaudited consolidated income statement for the twelve months ended December 31, 2024 was translated using the average exchange rate for the twelve months ended December 31, 2024 (1.081888 $/€).

For purposes of the unaudited pro forma condensed combined financial information, certain amounts within the historical consolidated financial statements of Global Blue has been reclassified to conform to Shift4’s financial statement presentation. Shift4 has performed a preliminary analysis and has not identified any material differences between IFRS and U.S. GAAP and accounting policies of Global Blue for the purposes of presenting the unaudited pro forma condensed combined financial information.

The preparation of the unaudited pro forma condensed combined financial information is based on reasonable estimates, assumptions and adjustments that affect the amounts reported in such financial statements and the notes thereto. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Merger and the financing transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final transaction accounting, expected to be completed after the closing of the Merger, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.

2. Reclassifications

Global Blue’s historical balances were derived from Global Blue’s historical consolidated financial statements described above and are presented under IFRS and converted from Euro to U.S. dollars based on the historical exchange rates presented above in Note 1.

During the preparation of the unaudited pro forma condensed combined financial information, Shift4 performed a preliminary review of Global Blue’s financial statements to identify differences in financial statement presentation as compared to the presentation of Shift4. Based on the information currently available, certain reclassifications have been made to Global Blue’s historical consolidated financial statements to conform to Shift4’s presentation. Upon consummation of the Merger, further review of Global Blue’s financial statements may result in additional reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a preliminary reconciliation of the historical consolidated financial statements of Global Blue to Shift4’s presentation:

Unaudited Consolidated Statement of Financial Position as of December 31, 2024
Global Blue Financial Statement Line	Global Blue Historical Amount	Global Blue Historical Amount	Reclassification			Global Blue Historical Reclassified Amount	Shift4 Financial Statement Line
(in millions)	EUR	USD
ASSETS
Non-current assets
Property, plant and equipment	€39.4	$40.8	$(30.9)	(a	)	$9.9	Property, plant and equipment, net
			30.9	(a	)	30.9	Right-of-use assets
Intangible assets	619.6	641.3	(537.4)	(b	), (c)	103.9	Other intangible assets, net
			532.5	(b	)	532.5	Goodwill
			4.9	(c	)	4.9	Capitalized customer acquisition costs, net
Deferred tax assets	29.6	30.6				30.6	Deferred tax assets
Investments in joint ventures and associates	0.1	0.1				0.1	Other noncurrent assets

Other non-current financial assets	15.1	15.6				15.6	Other noncurrent assets

	703.8	728.4	—			728.4

Current assets
Trade receivables	258.0	267.0				267.0	Accounts receivable, net
Other current receivables	61.4	63.6	(35.4)	(d	), (e)	28.2	Prepaid expenses and other current assets
			3.7	(d	)	3.7	Collateral held by the card networks
			31.7	(e	)	31.7	Settlement assets
Income tax receivables	4.4	4.6				4.6	Prepaid expenses and other current assets
Prepaid expenses	10.8	11.2				11.2	Prepaid expenses and other current assets
Cash and cash equivalents	121.8	126.1				126.1	Cash and cash equivalents

	456.4	472.5	—			472.5	Total current assets

Total assets	€1,160.2	$1,200.9	$—			$1,200.9	Total assets

EQUITY AND LIABILITIES
Equity attributable to owners of the parent
Share capital	€2.3	$2.4	$(0.3)	(f	)	$2.1	Common Stock
			0.3	(f	)	0.3	Preferred stock
Share premium	1,900.7	1,967.3				1,967.3	Additional paid-in capital
Other equity	(0.1)	(0.1)				(0.1)	Additional paid-in capital
Other reserves	(978.0)	(1,012.3)	16.3	(g	)	(996.0)	Additional paid-in capital
			(16.3)	(g	)	(16.3)	Accumulated other comprehensive income (loss)
Accumulated losses	(797.3)	(825.2)				(825.2)	Retained deficit

	127.6	132.1	—			132.1	Total stockholders’ equity attributable to Global Blue

Noncontrolling interests	13.0	13.5				13.5	Noncontrolling interests

Total equity	140.6	145.6	—			145.6	Total stockholders’ equity

Liabilities
Non-current liabilities
Loans and borrowings	531.1	549.7				549.7	Long-term debt
Other non-current financial liabilities	27.2	28.2	(19.6)	(h	)	8.6	Other noncurrent liabilities
			19.6	(h	)	19.6	Noncurrent lease liabilities
Deferred tax liabilities	11.7	12.1				12.1	Deferred tax liabilities
Employee benefit obligations	7.6	7.9				7.9	Other noncurrent liabilities
Provisions	1.1	1.1				1.1	Other noncurrent liabilities

	578.7	599.0	—			599.0

Current liabilities
Loans and borrowings	0.9	0.9				0.9	Current portion of debt
Other current financial liabilities	15.0	15.5	(10.7)	(i	)	4.8	Accrued expenses and other current liabilities
			10.7	(i	)	10.7	Current lease liabilities
Trade payables	319.3	330.5				330.5	Accounts payable
Other current liabilities	45.5	47.1	(20.5)	(j	)	26.6	Accrued expenses and other current liabilities
			20.5	(j	)	20.5	Settlement liabilities
Accrued liabilities	42.3	43.8				43.8	Accrued expenses and other current liabilities
Income tax liabilities	14.9	15.4				15.4	Accrued expenses and other current liabilities
Provisions	3.0	3.1				3.1	Accrued expenses and other current liabilities

	440.9	456.3	—			456.3	Total current liabilities

Total liabilities	1,019.6	1,055.3	—			1,055.3	Total liabilities

Total liabilities and equity	€1,160.2	$1,200.9	$—			$1,200.9	Total liabilities and stockholders’ equity

(a)	Reclassification of historical Global Blue right-of-use assets that are presented as a separate line item by Shift4.
(b)	Reclassification of historical Global Blue goodwill that is presented as a separate line item by Shift4.
(c)	Reclassification of historical Global Blue cost to fulfill customer contract that is presented as a separate line item by Shift4.
(d)	Reclassification of historical Global Blue collateral held by the card networks that are presented as a separate line item by Shift4.
(e)	Reclassification of historical Global Blue settlement assets that are presented as a separate line item by Shift4.
(f)	Reclassification of historical Global Blue share capital pertaining to preferred stock that are presented as a separate line item by Shift4.
(g)	Reclassification of historical Global Blue accumulated other comprehensive income (loss) that are presented as a separate line item by Shift4.
(h)	Reclassification of historical Global Blue noncurrent lease liabilities that are presented as a separate line item by Shift4.
(i)	Reclassification of historical Global Blue current lease liabilities that are presented as a separate line item by Shift4.
(j)	Reclassification of historical Global Blue settlement liabilities that are presented as a separate line item by Shift4.

Unaudited Consolidated Income Statement for the Three Months Ended December 31, 2024
Global Blue Financial Statement Line	Global Blue Historical Amount	Global Blue Historical Amount	Reclassification			Global Blue Historical Reclassified Amount	Shift4 Financial Statement Line
(in millions)	EUR	USD
Revenue	€131.4	$140.2				$140.2	Gross revenue
Operating expense	98.2	104.8	(104.8)	(a	)	—
			31.6	(a	)	31.6	Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)
			1.0	(a	)	1.0	Advertising and marketing expenses
			66.2	(a	)	66.2	General and administrative expenses
			3.6	(a	)	3.6	Professional expenses
			2.4	(a	)	2.4	Depreciation and amortization expense

Operating profit	33.2	35.4	—			35.4	Income from operations

Finance income	2.3	2.5				2.5	Interest income
Gain from debt modifications	26.9	28.7				28.7	Gain from debt modifications
Finance costs	(16.2)	(17.3)				(17.3)	Interest expense

Net finance costs	13.0	13.9	—			13.9

Profit before tax	46.2	49.3	—			49.3	Income (loss) before income taxes

Income tax expense	12.3	13.1				(13.1)	Income tax benefit (expense)

Profit for the period	33.9	36.2	—			36.2	Net income

Profit attributable to:
Owners of the parent	31.8	33.9	(33.9)			—
Non-controlling interests	2.1	2.3				2.3	Less: Net income attributable to noncontrolling interests

Profit for the period	€33.9	$36.2	$(33.9)			$33.9	Net income attributable to Global Blue

(a)

Reclassification of historical Global Blue operating expenses to cost of sales, advertising and marketing expenses, general and administrative expenses, professional expenses and depreciation and amortization expense as presented by Shift4.

Unaudited Consolidated Income Statement for the Twelve Months Ended December 31, 2024
Global Blue Financial Statement Line	Global Blue Historical Amount	Global Blue Historical Amount	Reclassification			Global Blue Historical Reclassified Amount	Shift4 Financial Statement Line
(in millions)	EUR	USD
Revenue	€486.3	$526.2				$526.2	Gross revenue
Operating expense	371.2	401.6	(401.6)	(a	)	—
			109.9	(a	)	109.9	Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)
			4.8	(a	)	4.8	Advertising and marketing expenses
			264.0	(a	)	264.0	General and administrative expenses
			14.5	(a	)	14.5	Professional expenses
			8.4	(a	)	8.4	Depreciation and amortization expense

Operating profit	115.1	124.6	—			124.6	Income from operations

Finance income	6.1	6.6				6.6	Interest income
Gain from debt modifications	55.9	60.5				60.5	Gain from debt modifications
Finance costs	(63.4)	(68.6)				(68.6)	Interest expense

Net finance costs	(1.4)	(1.5)	—			(1.5)

Profit before tax	113.7	123.1	—			123.1	Income (loss) before income taxes

Income tax expense	40.3	43.6				(43.6)	Income tax benefit (expense)

Profit for the period	73.4	79.5	—			79.5	Net income

Profit attributable to:
Owners of the parent	64.8	70.1	(70.1)			—
Non-controlling interests	8.6	9.4				9.4	Less: Net income attributable to noncontrolling interests

Profit for the period	€73.4	$79.5	$(70.1)			$70.1	Net income attributable to Global Blue

(a)

Reclassification of historical Global Blue operating expenses to cost of sales, advertising and marketing expenses, general and administrative expenses, professional expenses and depreciation and amortization expense as presented by Shift4.

3. Preliminary Purchase Price Consideration and Related Allocation

Pursuant to the Transaction Agreement, Shift4 will cause Merger Sub to commence a tender offer to acquire all of the outstanding (i) registered ordinary shares of Global Blue at a price per share equal to $7.50, (ii) registered series A convertible preferred shares of Global Blue at a price per share equal to $10.00, and (iii) registered series B convertible preferred shares of Global Blue at a price per share equal to $11.81. The purchase consideration consists of $1,945.2 million in cash to be paid at closing, $1.2 million in cash to acquire the warrants, $13.6 million in cash to be paid for Global Blue Stock Options and Vested Restricted Share Awards, $53.8 million to be paid on behalf of Global Blue to settle its transaction costs and bonuses and $636.9 million of Global Blue’s debt and accrued interest to be paid by Shift4. The total purchase consideration amounts to $2,650.7 million.

At the acceptance time, each option to purchase the Global Blue ordinary shares (each, a “Global Blue Stock Option”), whether vested or unvested and has an exercise price per Global Blue Stock Option that is less than $7.50 shall receive cash in (i) excess of $7.50 over the exercise price and (ii) the total number of the Global Blue ordinary shares. If the exercise price per Global Blue Stock Option is equal to or greater than $7.50, such Global Blue Stock Option shall be automatically cancelled for no consideration and shall have no further force or effect.

Additionally, at the acceptance time, each award of restricted Global Blue ordinary shares (or a portion thereof) (each, a “Restricted Share Award”) that vests as of immediately prior to the acceptance time (a “Vested Restricted Share Award”) shall receive cash equal to the product, of (i) $7.50 and (ii) the total number of Global Blue ordinary shares subject to such Vested Restricted Share Award. For each Restricted Share Award that is not a Vested Restricted Share Award (an “Unvested Restricted Share Award”), such Unvested Restricted Share Award shall be converted into the right to receive cash, payable by Shift4, equal to Vested Restricted Share Award subject to vesting conditions that were applicable to the corresponding Unvested Restricted Share Award immediately prior to the acceptance time, except that no performance-based vesting metrics shall apply from and after the acceptance time.

At the acceptance time, each warrant of Global Blue that is outstanding shall receive consideration in cash upon exercise.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Shift4 in the Merger, reconciled to the estimated purchase consideration (amounts in millions):

Net Assets Identified	Preliminary Estimate of Fair Value
Cash and cash equivalents	$126.1
Settlement assets	31.7
Accounts receivables	267.0
Collateral held by the card networks	3.7
Prepaid expenses and other current assets	44.0
Property, plant and equipment	9.9
Right-of-use assets	30.9
Goodwill	1,491.2
Other intangible assets	1,366.2
Deferred tax assets	30.6
Other non-current assets	15.7
Settlement liabilities	(20.5)
Accounts payables	(330.5)
Accrued expenses and other current liabilities	(90.3)
Current lease liabilities	(10.7)
Noncurrent lease liabilities	(19.6)
Deferred tax liabilities	(263.6)
Other noncurrent liabilities	(17.6)
Noncontrolling interest	(13.5)

Total fair value	$2,650.7

Value Conveyed
Purchase consideration	2,650.7

Total purchase consideration	$2,650.7

The estimated fair value and useful life of identifiable intangible assets are as follows:

	Amount	Estimated Useful Life
	(in millions)	(in years)
Trademark	$31.1	6
Customer Relationships	900.5	10
Developed Technology	434.7	10

	$1,366.2

The excess of the purchase price over the tangible assets acquired, identifiable intangible assets acquired and assumed liabilities would be recorded as a goodwill. The acquired goodwill and intangible assets are not deductible for tax purposes.

The fair values of identifiable intangible assets were estimated under the income approach using the relief-from-royalty method for acquired trademark and developed technology and the multi-period excess earnings method for customer relationships.

4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2025

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are as follows:

(A)

Reflects the purchase price allocation adjustments to record Global Blue’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (AA).

(1)

Purchase consideration – Reflects purchase consideration amounting to $2,650.7 million relating to the acquisition of Global Blue including $1,945.2 million in cash to be paid at closing, $1.2 million in cash to acquire the warrants, $13.6 million in cash to be paid for Global Blue Stock Options and Vested Restricted Share Awards, $53.8 million to be paid on behalf of Global Blue to settle its transaction costs and bonuses and $636.9 million of Global Blue’s debt to be repaid upon the consummation of the Merger.

(2)	Goodwill – Reflects the elimination of historical goodwill of Global Blue and recording of preliminary estimate of goodwill.

(3)

Intangible assets – Reflects the elimination of historical balance of intangible assets of Global Blue and recording of preliminary fair value of intangible assets acquired in connection with the Merger.

	Amount	Estimated Useful Life
	(in millions)	(in years)
Trademark	$31.1	6
Customer Relationships	900.5	10
Developed Technology	434.7	10

	$1,366.2

(4)

Historical equity balances of Global Blue – Reflects the elimination of historical additional paid-in capital, ordinary shares, series A convertible preferred shares, series B convertible preferred shares, retained earnings and accumulated other comprehensive income.

(5)

Historical loans and borrowings of Global Blue – Reflects the elimination of historical balance of outstanding loans and borrowings and accrued interest of Global Blue to be repaid upon consummation of the Merger.

(6)

Deferred tax liabilities – Reflects the anticipated income tax treatment of the Merger resulting from pro forma fair value adjustments of the acquired assets and assumed liabilities based on an estimate of the Swiss blended cantonal tax rate of 20%. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Merger activities, including cash needs, the geographical mix of income and changes in tax law and finalization of the purchase price allocation. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to consummation of the Merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(B)

Reflects the impact of nonrecurring expenses related to estimated transaction costs in the amount of $31.0 million, primarily comprised of investment banking fees, legal fees, and other related advisory costs. The related income statement adjustment is reflected at adjustment (BB).

(C)

Reflects the issuance of Proposed Permanent Debt Financing in an aggregate principal amount of USD equivalent of $1,735.0 million, as described in the sub-section entitled “Proposed Permanent Debt Financing” under the section entitled “Financing Transactions”. The debt issuance costs of $18.5 million will be deferred and amortized over the term of the Proposed Permanent Debt Financing.

(D)

Reflects the issuance of Mandatory Convertible Preferred Stock in an amount of $750.0 million, as described in the sub-section entitled “Mandatory Convertible Preferred Stock” under the section entitled “Financing Transactions”. The issuance of Mandatory Convertible Preferred Stock is shown net of estimated issuance costs of $18.8 million. Based on the information currently available and the Company’s preliminary analysis, pursuant to ASC 480-10-25-14, management believes that the mandatory conversion is not based either solely or predominantly on a fixed monetary amount based on the mandatory conversion settlement rate as a result of expected growth rate of, and expected variability in, the price of its common stock as of the date of this filing. As a result, the Mandatory Convertible Preferred Stock meets the criteria to be classified within equity. The evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument, impact to earnings per share and analysis of any potential embedded derivatives are ongoing and subject to change.

(E)

Reflects the nonrecurring fees associated with the Bridge Facilities in an amount equal to $12.2 million as an adjustment to cash and cash equivalents and retained deficit. The related income statement adjustment is reflected at adjustment (FF).

(F)	Reflects the adjustment to noncontrolling interests. The pro forma economic interests held by the noncontrolling interests as of March 31, 2025, is approximately 22.26%.

(G)	Reflects the deferred tax asset recognized associated with the fees paid on the Bridge Facilities, using the effective tax rate, in an amount equal to $2.4 million.

(H)	Reflects the incremental deferred tax liability recognized as a result of the increase in the Partnership investment, using the effective tax rate, in an amount equal to $0.7 million.

5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2024 and for the Three Months Ended March 31, 2025

(AA)	Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (A). This includes the following impacts:

(1)

Amortization expense – Reflects elimination of historical amortization related to intangible assets of Global Blue and recording of amortization expense on intangible assets acquired in connection with the Merger, calculated based on the estimated useful lives of the identified assets, which are noted at adjustment (A). A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill by $136.6 million and three months amortization expense of approximately $3.2 million and annual amortization expense of approximately $13.0 million, assuming the estimated useful lives noted at adjustment (A).

Adjustments to amortization expense for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

	Three Months Ended March 31, 2025	Year Ended December 31, 2024
	(in millions)
Pro forma intangible assets amortization - cost of sales	$(10.9)	$(43.5)
Removal of historical amortization - cost of sales	8.8	33.2
Pro forma intangible assets amortization - depreciation and amortization	(23.8)	(95.2)
Removal of historical amortization - depreciation and amortization	1.1	3.5

(BB)

Reflects nonrecurring expense related to estimated transaction costs in the amount of $31.0 million, which are primarily comprised of investment banking fees, legal fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (B).

(CC)

Reflects estimated interest expense related to the issuance of Proposed Permanent Debt Financing, as presented at adjustment (C), calculated based on an estimated blended interest rate of 6.5%. An increase or decrease in the interest rate of 50 basis points would result in an increase or decrease in estimated interest expense of $2.2 million for the three months ended March 31, 2025 and $8.7 million for the year ended December 31, 2024. This adjustment also includes the amortization of estimated debt issuance costs of $18.6 million.

Adjustments to interest expense for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

	Three Months Ended March 31, 2025	Year Ended December 31, 2024
	(in millions)
Increase in interest expense	$(29.4)	$(117.5)

(DD)	Reflects the elimination of historical interest expense and gain from debt modifications associated with the repayment of $636.9 million of Global Blue’s outstanding loans and borrowings.

Adjustments to interest expense and gain from debt modification for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

	Three Months Ended March 31, 2025	Year Ended December 31, 2024
	(in millions)
Removal of historical interest expense	$17.3	$68.6
Removal of historical gain from debt modification	(28.7)	(60.5)

(EE)

Reflects the stock-based compensation expense of Unvested Restricted Share Awards that will vest based on the vesting schedule prior to the Merger except that no performance-based vesting condition would apply from and after the acceptance time.

Adjustments to general and administrative expenses for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

	Three Months Ended March 31, 2025	Year Ended December 31, 2024
	(in millions)
Increase in general and administrative expense	$(0.7)	$(2.9)

(FF)

Reflects the increase in interest expense amounting to $12.2 million due to termination of Bridge Facilities with the issuance of Mandatory Convertible Preferred Stock. The related balance sheet adjustment is reflected at adjustment (E).

(GG)

Reflects the adjustment to net income (loss) attributable to noncontrolling interests based on the pro forma economic noncontrolling interests for the three months March 31, 2025 and for year ended December 31, 2024.

(HH)	Reflects the impact of the expense related to retention bonus agreements with certain members of Global Blue management amounting to $10.0 million.

(II)

Reflects the tax impact of all pro forma adjustments for the three months ended March 31, 2025 and the year ended December 31, 2024, calculated based on the statutory tax rates of the jurisdictions (24.9% in the United States and 20.0% in Switzerland) in which the related pro forma adjustments is recorded.

(JJ)	Reflects the dividends paid on the preferred stock, at a rate of 6%, amounting to $11.3 million for the three months ended March 31, 2025 and $45.0 million for the year ended December 31, 2024.

6. Unaudited Pro Forma Net Income (Loss) Per Share

Unaudited pro forma net income (loss) per share for the three months ended March 31, 2025 and the year ended December 31, 2024 is computed by dividing pro forma net income (loss) attributable to common shareholders by the pro forma weighted average number of shares of common stock outstanding for the same period, assuming the Merger occurred on January 1, 2024.

The impact of the conversion of the Mandatory Convertible Preferred Stock, RSUs and Convertible Senior Notes due 2025 is anti-dilutive for the three months ended March 31, 2025 due to pro forma net loss position. The impact of the conversion of the Mandatory Convertible Preferred Stock is anti-dilutive for the year ended December 31, 2024.

	Three Months Ended March 31, 2025, Pro Forma	Year Ended December 31, 2024, Pro Forma
Pro forma net income (loss)	$2.5	$154.3
Less: Pro forma net income (loss) attributable to noncontrolling interests	0.4	(30.9)
Dividend on preferred stock	(11.3)	(45.0)
Adjustment to pro forma net income (loss) attributable to common stockholders	—	(2.4)

Pro forma net income (loss) attributable to common stockholders - basic	(8.4)	76.0

Reallocation of pro forma net income (loss) from noncontrolling interests to common stockholders due to effect of dilutive securities	(2.5)	18.3

Pro forma net income (loss) attributable to common stockholders - diluted	$(10.9)	$94.3

Numerator - allocation of pro forma net income (loss) attributable to common stockholders:
Pro forma net income (loss) allocated to Class A common stock - basic	$(8.2)	$74.1
Reallocation of pro forma net income (loss) from noncontrolling interests to common stockholders due to effect of dilutive securities	(2.5)	18.5

Pro forma net income (loss) allocated to Class A common stock - diluted	$(10.7)	$92.6

Pro forma net income (loss) allocated to Class C common stock - basic	$(0.2)	$1.9

Reallocation of pro forma net income (loss) from noncontrolling interests to common stockholders due to effect of dilutive securities	—	(0.2)

Pro forma net income (loss) allocated to Class C common stock - diluted	$(0.2)	$1.7

Denominator:
Weighted average shares of Class A common stock outstanding - basic	67,700,208	66,051,722
Effect of dilutive securities:
LLC Interests	19,801,028	22,160,725
RSUs	—	1,684,179

Weighted average shares of Class A common stock outstanding - diluted	87,501,236	89,896,626

Weighted average shares of Class C common stock outstanding - basic and diluted	1,452,252	1,668,826

Pro forma net income (loss) per share - Basic:
Class A common stock	$(0.12)	$1.12
Class C common stock	$(0.12)	$1.12
Pro forma net income (loss) per share - Diluted:
Class A common stock	$(0.12)	$1.03
Class C common stock	$(0.12)	$1.03